Exhibit 10.1

THE J. M. SMUCKER COMPANY

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of the [●] day of [●], [●], by and between THE J. M. SMUCKER COMPANY, an Ohio corporation (the “Company”), and [●] (“Indemnitee”), a Director and/or an Officer of the Company.

WHEREAS, it is essential to the Company to retain and attract as Directors and/or Officers the most capable persons available, such as Indemnitee; and

WHEREAS, the prevalence of corporate litigation subjects directors and officers to expensive litigation risks, and it is the policy of the Company to indemnify its Directors and/or Officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, in addition, because the statutory indemnification provisions of the Ohio Revised Code expressly provide that they are non-exclusive, it is the policy of the Company to indemnify Directors and Officers who, on behalf of the Company, have entered into settlements of derivative suits or have paid judgments, fines or penalties therefor, provided they have not breached the applicable statutory standard of conduct; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Amended Regulations and insurance, if any, as adequate in the present circumstances, and considers it necessary and desirable to his or her service as a Director and/or Officer to have maximum protection, and the Company desires to provide such protection to induce Indemnitee to serve in such capacity; and

WHEREAS, the Ohio Revised Code Section 1701.13(E) and the Company’s Amended Regulations Article V provide that indemnification of Directors and Officers of the Company may be authorized by agreement, and thereby contemplates that contracts of this nature may be entered into between the Company and Indemnitee with respect to indemnification of Indemnitee as a Director or an Officer of the Company.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a Director and/or Officer of the Company for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing or is otherwise terminated or removed from office.

The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve or continue to serve as a Director and/or Officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

2. Definitions. As used in this Agreement:

The term “Proceeding” will include any threatened, pending, or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party, a participant (such as a witness) in or otherwise, by reason of the fact that Indemnitee is or was a Director and/or Officer of the Company or any subsidiary or affiliate of the Company, by reason of any action taken by Indemnitee or of any inaction on his or her part while acting as such a Director and/or Officer, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, member or manager, partner, trustee, employee or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company or a partnership, joint venture, trust or other enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

The term “Expenses” will include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorneys’ fees and disbursements, any expenses of establishing a right to indemnification under Paragraph 10 of this Agreement, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. However, Expenses will not include the amount of judgments, fines or penalties against or settlements paid by Indemnitee.

References to “other enterprise” will include, without limitation, employee benefit plans; references to “fines” will include, without limitation, any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” will include, without limitation, any service as a Director or Officer of the Company which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director and/or Officer of the Company or a subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member or manager, partner, trustee, employee or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against all Expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

4. Indemnity for Expenses in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director and/or Officer of the Company or a subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member or manager, partner, trustee, employee or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense of such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification for Expenses will be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee will have been adjudged by a court order or judgment, by a court of competent jurisdiction, to be liable to the Company, unless and only to the extent that any court in which such Proceeding was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court will deem proper.

5. Indemnity for Amounts Paid in Settlement in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Paragraph 5 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director and/or Officer of the Company or a subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member or manager, partner, trustee, employee, or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against all amounts actually and reasonably paid in settlement by Indemnitee in connection with any such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company.

6. Indemnity for Amounts Paid for in Judgments in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Paragraph 6 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director and/or Officer of the Company or a subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member or manager, partner, trustee, employee, or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against all judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with any such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company.

7. Indemnification of Expenses as a Witness in a Proceeding. The Company will indemnify Indemnitee in accordance with the provisions of this Paragraph 7 if Indemnitee’s involvement in a Proceeding is to prepare to serve and serve as a witness, and not as a party, against all Expenses actually and reasonably incurred in connection therewith. As a condition to any such indemnification provided by the Company under this Paragraph 7, Indemnitee agrees to use his or her best efforts to cooperate and coordinate with the Company in his or her preparation for, and participation in, any Proceeding. Notwithstanding anything contained in this Paragraph 7 to the contrary, the Company will not be obligated to indemnify Indemnitee or advance any expenses in connection with the service by Indemnitee as a witness if it is determined that Indemnitee’s service is or will be adverse or hostile to the Company (an “Adverse Witness”), as determined by an Independent Law Firm (as that term is defined in Paragraph 11). In making such determination, the Independent Law Firm will take into account all factors that it considers to be relevant, including, but not limited to, the nature of the claim or Proceeding; the position or involvement of Indemnitee; the level of cooperation between Indemnitee and the Company prior to, during, and in connection with the Proceeding at issue; and other factors the Independent Law Firm considers relevant.

8. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.

9. Advances of Expenses. Any Expenses incurred by or on behalf of Indemnitee pursuant to Paragraphs 3, 4, or 7 in any Proceeding will be paid by the Company as incurred by Indemnitee and in advance of the final disposition of the applicable Proceeding upon the written request of Indemnitee if Indemnitee will undertake in writing to (a) repay such amount to the extent that it is ultimately determined by clear and convincing evidence in a court that Indemnitee is not entitled to indemnification hereunder, and (b) reasonably cooperate with the Company concerning the action, suit or proceeding giving rise to the Expenses. Any advances to be made under this Paragraph 9 will be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

10. Procedure. Any indemnification and advances provided for in Paragraphs 3, 4, 5, 6, 7, 8, and 9 will be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, any statute, or any provision of the Company’s Amended Regulations or Amended Articles of Incorporation providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has been first received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to the other provisions of this Agreement, Indemnitee also will be entitled to be paid for the Expenses of bringing such action. It will be a defense to any such action (other than any claim for indemnification for Expenses pursuant to Paragraph 7 or an action brought to enforce a claim for Expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense will be on the Company and Indemnitee will be entitled to receive advance payments of Expenses pursuant to Paragraph 9 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification will be for the court to decide. There will exist in such action a rebuttable presumption that Indemnitee has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Agreement. Neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct as may be required by applicable law, nor any actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, will (a) constitute a defense to such action, (b) create a presumption that Indemnitee has or has not met the applicable standard of conduct, or (c) otherwise alter the presumption in favor of Indemnitee referred to in the preceding sentence.

11. Allowance for Compliance with SEC Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (“SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933, as amended (the “Act”), is against public policy as expressed in the Act and is, therefore, unenforceable. Indemnitee hereby acknowledges and agrees that it will not be a breach of this Agreement for the Company to undertake with the SEC in connection with the registration for sale of any capital stock or other securities of the Company from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director or Officer of the Company in the successful defense of any action, suit or proceeding) is asserted in connection with such capital stock or other securities being registered, the Company will, unless a competent outside law firm that has not provided any services to the Company or Indemnitee (or their respective affiliates) (“Independent Law Firm”) at any time over the prior twenty-four month period provides a written opinion that the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; provided that, unless the aforementioned opinion is rendered, Indemnitee will be entitled to receive advance payments of Expenses pursuant to Paragraph 9 hereof unless and until such determination with respect to public policy may be finally adjudicated by court order or judgment. The Company will provide Indemnitee a copy of all pleadings in such action and not object to Indemnitee joining such action as a party at his or her own expense (and without rights to indemnity under this Agreement), including as an adverse party. Indemnitee further agrees that such submission to a court of competent jurisdiction will not be a breach of this Agreement.

12. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Amended Articles of Incorporation or the Amended Regulations of the Company, any

agreement, any vote of shareholders or disinterested Directors, the Ohio General Corporation Laws, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The rights provided under this Agreement are specifically intended to be in addition to, and not in lieu of, any such other rights, and no provision of any of the documents or actions referenced in the immediately preceding sentence will be deemed to limit any rights provided to Indemnitee hereunder.

The indemnification under this Agreement for any action taken or not taken while serving in an indemnified capacity will continue as to Indemnitee even though he or she may have ceased to be a Director and/or Officer, and will inure to the benefit of the heirs, executors, and personal representatives of Indemnitee.

13. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some claims, issues or matters, but not as to other claims, issues or matters, or for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by Indemnitee or amounts actually and reasonably paid in settlement by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion of such claims, issues, or matters or Expenses, judgments, fines, penalties, or amounts paid in settlement to which Indemnitee is entitled.

14. No Rights of Continued Employment. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

15. Reimbursement to Company by Indemnitee; Limitation on Amounts Paid by Company. To the extent Indemnitee has been indemnified by the Company hereunder and later receives payments from any insurance carrier covering the same Expenses, judgments, fines, penalties or amounts paid in settlement so indemnified by the Company hereunder, Indemnitee will immediately reimburse the Company hereunder for all such amounts received from the insurer.

Notwithstanding anything contained herein to the contrary, Indemnitee will not be entitled to recover amounts under this Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Amended Articles of Incorporation or Amended Regulations of the Company, in the aggregate exceed the Expenses, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by Indemnitee (“Excess Amounts”). To the extent the Company has paid Excess Amounts to Indemnitee, Indemnitee will be obligated to immediately reimburse the Company for such Excess Amounts.

Notwithstanding anything contained herein to the contrary, the Company will not be obligated under the terms of this Agreement to indemnify Indemnitee:

(a)	or advance Expenses to Indemnitee with respect to either (i) proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, or (ii) under Paragraph 7 herein if Indemnitee is determined to be an Adverse Witness except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it appropriate;

(b)	subject to Paragraph 10, if it is proved by final judgment or adjudication by a court of competent jurisdiction to have been based upon or attributable to Indemnitee’s in fact having gained any personal profit or advantage to which he or she was not legally entitled;

(c)	for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(d)	for a disgorgement of profits made from the purchase and sale by Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law; or

(e)	subject to Paragraph 10, for any Expense, judgment, fine or penalty in which there is either an opinion complying with the requirements of Paragraph 11 hereof, or a final judgment or adjudication by a court of competent jurisdiction, that the Company is prohibited by applicable law from paying an indemnity or for any other reason.

16. Scope. Notwithstanding any other provision of this Agreement, except Paragraph 15 hereof, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Amended Regulations or Amended Articles of Incorporation, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change will be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, will have no effect on this Agreement or the parties’ rights and obligations hereunder.

17. Notice to Insurers. If, at the time of the receipt of a written request of Indemnitee pursuant to Paragraph 9 hereof, the Company has director and officer liability insurance in effect, the Company will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action, using commercially reasonable efforts, to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

18. Continuation of Rights and Obligations. All rights and obligations of the Company and Indemnitee hereunder will continue in full force and effect despite the subsequent amendment or modification of the Company’s Amended Articles of Incorporation or Amended Regulations, as such are in effect on the date hereof, and such rights and obligations will not be affected by any such amendment or modification, any resolution of Directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or Indemnitee hereunder.

19. Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and Indemnitee.

20. Assignment. This Agreement will not be assigned by the Company or Indemnitee without the prior written consent of the other party thereto, except that the Company may freely assign its rights and obligations under this Agreement to any subsidiary or affiliate for whom Indemnitee is serving as a director and/or officer thereof; provided, however, that no permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any successor to the Company by way of merger, consolidation, and/or sale or disposition of all or substantially all of the assets or the capital stock of the Company.

21. Saving Clause. If this Agreement or any portion thereof will be invalidated on any ground by any court of competent jurisdiction, the Company will nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that will not have been invalidated or by any other applicable law.

22. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement. The parties hereto may execute and deliver this Agreement by facsimile or other electronic method of signature and transmission (such as PDF), which will have the same binding effect as an original ink signature.

23. Notice. Indemnitee will, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Company will be directed to the Company at its headquarters located at One Strawberry Lane, Orrville, OH 44667, Attention: Chairman (or such other address as the Company will designate in writing to Indemnitee). Notice will be deemed received three (3) days after the date postmarked if sent by prepaid mail, properly addressed.

24. Cooperation. Indemnitee will give the Company such information and cooperation as it may reasonably require regarding his or her indemnification claim under this Agreement to the extent within Indemnitee’s power.

25. Applicable Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance, will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflict of law).

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

THE J. M. SMUCKER COMPANY

By:
Its:

“INDEMNITEE”

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